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Exhibit 23.4

Consent of Independent Auditors

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 11, 2014 with respect to the combined statement of revenues and certain operating expenses of the properties previously owned by Mini Price Storage for the year ended December 31, 2013, appearing in the Current Report on Form 8-K of Extra Space Storage Inc. filed on June 11, 2014. We also consent to the reference of our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Haynie & Company, P.C.
Salt Lake City, Utah August 15, 2014

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  Exhibit 23.4
Consent of Independent Auditors